Exhibit 4.4

Execution Version

HCA INC.,

as Issuer,

HCA HEALTHCARE, INC.,

as Parent Guarantor,

CSC DELAWARE TRUST COMPANY,

as Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent, Registrar and Transfer Agent

5.450% SENIOR NOTES DUE 2031

SUPPLEMENTAL INDENTURE NO. 41

Dated as of August 12, 2024

To BASE INDENTURE

Dated as of August 1, 2011

SUPPLEMENTAL INDENTURE NO. 41 (the “Forty-First Supplemental Indenture”), dated as of August 12, 2024, among HCA Inc., a Delaware corporation (the “Issuer”), HCA Healthcare, Inc. (the “Parent Guarantor”), CSC Delaware Trust Company (formerly known as Delaware Trust Company), as Trustee (as successor in such capacity to Law Debenture Trust Company of New York), and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Issuer, the Parent Guarantor and the Trustee are parties to a base indenture, dated as of August 1, 2011 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) to provide for the future issuance of the Issuer’s senior debt securities to be issued from time to time in one or more series;

WHEREAS, the Issuer and the Parent Guarantor have heretofore executed and delivered to the Trustee a supplemental indenture, dated as of February 23, 2024 (together with the Base Indenture, the “Thirty-Seventh Supplemental Indenture”), providing for the issuance of $1,000,000,000 aggregate principal amount of 5.450% Senior Notes due 2031 (the “Initial Notes”);

WHEREAS, pursuant to Section 2.01 of the Thirty-Seventh Supplemental Indenture, the Issuer may create and issue, from time to time without notice to or consent of any holder of the Initial Notes, additional notes that are subject to the provisions of the Thirty-Seventh Supplemental Indenture upon written order of the Issuer to the Trustee in the form of an Authentication Order specifying the amount and series of such notes to be authenticated and the date on which the notes are to be authenticated by the Trustee;

WHEREAS, the Issuer is issuing an additional $750,000,000 aggregate principal amount of its 5.450% Senior Notes due 2031 (the “Additional Notes”) with the same terms as the Initial Notes;

WHEREAS, pursuant to Section 2.01 of the Thirty-Seventh Supplemental Indenture, the Issuer, the Parent Guarantor and the Trustee are authorized to execute and deliver this Forty-First Supplemental Indenture without the consent of the holders, and the conditions set forth in the Thirty-Seventh Supplemental Indenture for the execution and delivery of this Forty-First Supplemental Indenture have been complied with; and

WHEREAS, all other actions necessary to make this Forty-First Supplemental Indenture a legal, valid and binding agreement of the Issuer and the Parent Guarantor, in accordance with its terms, and a supplement to, the Thirty-Seventh Supplemental Indenture, have been performed;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Thirty-Seventh Supplemental Indenture.

(2) Provisions of the Thirty-Seventh Supplemental Indenture. The provisions of the Thirty-Seventh Supplemental Indenture shall apply to the Additional Notes and any certificated Additional Notes in definitive form issued in exchange therefor in the exact same manner as they apply to the Initial Notes and any certificated Initial Notes in definitive form issued in exchange therefor. The Additional Notes and the Initial Notes will be treated as a single series for all purposes under the Thirty-Seventh Supplemental Indenture and will have identical terms, other than their issue date and issue price. The Additional Notes will accrue interest from February 23, 2024 and have a first Interest Payment Date of October 1, 2024.

(3) Effect of Forty-First Supplemental Indenture.

(a) This Forty-First Supplemental Indenture is a supplemental indenture within the meaning of Section 2.01 of the Thirty-Seventh Supplemental Indenture, and the Thirty-Seventh Supplemental Indenture shall be read together with this Forty-First Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Thirty-Seventh Supplemental Indenture and this Forty-First Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Thirty Seventh Supplemental Indenture is ratified and confirmed by the parties as supplemented by the terms of this Forty-First Supplemental Indenture.

(4) Note Forms. The Additional Notes issued by the Issuer pursuant to this Forty-First Supplemental Indenture shall be substantially in the form of Exhibit A to the Thirty-Seventh Supplemental Indenture giving effect to the provisions of Section (2) above.

The Additional Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A to the Thirty-Seventh Supplemental Indenture.

(5) Governing Law. THIS FORTY-FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties hereto agree that this Forty-First Supplemental Indenture may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Forty-First Supplemental Indenture may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission (including without limitation by e-mail or telecopy), delivery and/or retention. Notwithstanding anything contained herein to the contrary, except as provided above with respect to the execution and delivery of this Forty-First Supplemental Indenture, the parties are under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the parties pursuant to procedures, if any, approved by them; provided, further, without limiting the foregoing, (a) to the extent the parties have agreed to accept such Electronic Signature, the parties shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the parties any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, (x) “Communication” means this Forty-First Supplemental Indenture and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Forty-First Supplemental Indenture and (y) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

For the avoidance of doubt, and without limiting the foregoing, the Trustee shall be entitled (but not obliged) at any time or times to accept, rely and act upon any instructions, directions, notices, opinions, reports and other Communications (collectively, any “Instructions”), and any agreements, guarantees and other documents described herein (collectively, any “Transaction Documents”), delivered to it by electronic means (including without limitation unsecured email or facsimile transmission), in the form of an Electronic Record, and/or using Electronic Signatures pursuant to or in connection with this Forty-First Supplemental Indenture, the Notes and the Original Indenture, subject to the right of the Trustee (solely at its option), upon its request, to require that any such delivery in the form of an Electronic Record shall be promptly followed by delivery of a manually executed, original counterpart (provided, however, that any failure to deliver such original counterpart pursuant to the Trustee’s request shall not preclude, limit or otherwise affect the right of the Trustee to continue to rely and act upon such Electronic Record or such Electronic Signatures). Any Person so providing any such Instructions or Transaction Documents to the Trustee agrees to assume all risks arising out of the use of such electronic methods, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. For the avoidance of doubt, in entering into this Forty-First Supplemental Indenture, and in respect of all matters addressed herein or arising hereunder, the Trustee shall have and be entitled to all of the rights, privileges, immunities, indemnities and other protections afforded to it under the Thirty-Seventh Supplemental Indenture.

(9) Severability Clause. In case any provision in this Forty-First Supplemental Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(10) Successors. All agreements of the Issuer and the Parent Guarantor in this Forty-First Supplemental Indenture shall bind their successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Forty-First Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Forty-First Supplemental Indenture to be duly executed, all as of the date first above written.

HCA INC.

By:	/s/ John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance and Treasurer

HCA HEALTHCARE, INC., as Parent Guarantor

By:	/s/ John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance and Treasurer

[Signature Page to Supplemental Indenture No. 41]

CSC DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Lici Zhu
Name: Lici Zhu
Title: Assistant Vice President

[Signature Page to Supplemental Indenture No. 41]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Director

[Signature Page to Supplemental Indenture No. 41]